Press Release

RLJ Lodging Trust Reports Second Quarter 2015 Results

- Pro forma RevPAR increased 5.0%; 8.6% excluding New York and Houston
- Pro forma Consolidated Hotel EBITDA increased 7.6%
- Repurchased 2.0 million shares for $59.8 million

Bethesda, MD, August 5, 2015 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2015.

Highlights

•	Pro forma RevPAR increased 5.0%, Pro forma ADR increased 6.4%, and Pro forma Occupancy decreased 1.3%

•	Pro forma RevPAR increased 8.6% excluding New York and Houston

•	Pro forma Hotel EBITDA Margin increased 32 bps to 39.3%; 135 bps excluding New York and Houston

•	Pro forma Consolidated Hotel EBITDA increased 7.6% to $116.5 million

•	Adjusted FFO increased 4.7% to $98.1 million

•	Repurchased 2.0 million shares for $59.8 million

•	Acquired two hotels for $105.9 million subsequent to quarter end

“With another quarter of solid operating performance, our second quarter results not only illustrate the strength of our well-diversified portfolio, but also demonstrate our ability to continue to optimize our portfolio and return value to our shareholders,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We aggressively implemented our previously announced share buyback program, and subsequent to quarter end, acquired two newly constructed hotels in bulls-eye markets, both of which we believe will create significant value for our shareholders.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended June 30, 2015, increased 5.0% over the comparable period in 2014, driven by a Pro forma ADR increase of 6.4% and a Pro forma Occupancy decrease of 1.3%. Excluding New York and Houston, which experienced softness in the quarter, Pro forma RevPAR growth was 8.6%. Ten of the Company’s markets achieved double-digit RevPAR growth, including New Orleans, Northern California, Atlanta, Tampa, and

Portland, which experienced RevPAR growth of 19.4%, 16.8%, 15.8%, 15.2%, and 12.5%, respectively. For the six months ended June 30, 2015, Pro forma RevPAR increased 5.1% over the comparable period in 2014, driven by a Pro forma ADR increase of 6.2% and a Pro forma Occupancy decrease of 1.0%.

Pro forma Hotel EBITDA Margin for the three months ended June 30, 2015, increased 32 basis points over the comparable period in 2014 to 39.3%. Excluding New York and Houston, Pro forma Hotel EBITDA Margin increased 135 basis points. For the six months ended June 30, 2015, Pro forma Hotel EBITDA Margin increased 33 basis points over the comparable period in 2014 to 36.2%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended June 30, 2015, Pro forma Consolidated Hotel EBITDA increased $8.2 million to $116.5 million, representing a 7.6% increase over the comparable period in 2014. For the six months ended June 30, 2015, Pro forma Consolidated Hotel EBITDA increased $16.4 million to $201.5 million, representing an increase of 8.9% over the comparable period in 2014.

Adjusted EBITDA for the three months ended June 30, 2015, increased $2.8 million to $110.5 million, representing a 2.6% increase over the comparable period in 2014. For the six months ended June 30, 2015, Adjusted EBITDA increased $16.5 million to $191.5 million, representing an increase of 9.4% over the comparable period in 2014.

Adjusted FFO for the three months ended June 30, 2015, increased $4.4 million to $98.1 million, representing a 4.7% increase over the comparable period in 2014. For the six months ended June 30, 2015, Adjusted FFO increased $18.2 million to $165.3 million, representing an increase of 12.3% over the comparable period in 2014.

Adjusted FFO per diluted share and unit for the three and six months ended June 30, 2015, was $0.74 and $1.24, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 132.5 million and 132.8 million for each period, respectively.

Non-recurring items which were noteworthy for the three months ended June 30, 2015, included a gain of $0.7 million primarily associated with the sale of a hotel. For the six months ended June 30, 2015, non-recurring items included a gain of $23.0 million attributed to the sale of 21 hotels.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables at the end of this press release for the three and six months ended June 30, 2015 and 2014.

Net income attributable to common shareholders for the three months ended June 30, 2015, was $56.0 million, compared to $52.9 million for the comparable period in 2014. For the six months ended June 30, 2015, net income attributable to common shareholders was $103.8 million, compared to $64.8 million for the comparable period in 2014.

Net cash flow from operating activities for the six months ended June 30, 2015, totaled $145.9 million, compared to $132.0 million for the comparable period in 2014.

Dispositions
During the three months ended June 30, 2015, the Company sold the 63-room Fairfield Inn & Suites Valparaiso in Valparaiso, IN for $2.4 million.

Balance Sheet
As of June 30, 2015, the Company had $263.9 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.4 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period ended June 30, 2015, was 3.0 times.

During the three months ended June 30, 2015, the Company paid down approximately $26.4 million of first mortgage debt.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the second quarter. The dividend was paid on July 15, 2015, to shareholders of record as of June 30, 2015.

Share Buyback
On May 1, 2015, the Board of Trustees authorized a share repurchase program to acquire up to $200.0 million of the Company's common shares. During the second quarter of 2015, the Company repurchased 2.0 million shares for $59.8 million at an average price per share of $29.99.

Subsequent Events
On July 1, 2015, the Company drew down the entire $150.0 million of funds available under the 2014 Seven-Year Term Loan. Additionally, the Company drew the remaining $7.0 million available under its first mortgage loan on the Marriott Louisville Downtown.

On July 7, 2015, the Company sold the 80-room Residence Inn South Bend in South Bend, IN for $5.8 million.

On July 15, 2015, the Company acquired the 164-room Hyatt Place DC/Downtown/K Street in Washington, DC for $68.0 million, or approximately $415,000 per key.

On July 20, 2015, the Company acquired the 170-room Homewood Suites Seattle/Lynnwood in Lynnwood, WA for $37.9 million, or approximately $223,000 per key.

2015 Outlook
The Company’s outlook has been updated to reflect recent acquisition and disposition activity. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2015 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating guidance includes results for periods prior to the Company’s ownership and therefore assumes the hotels were owned since January 1, 2014. Pro forma guidance removes income from hotels that have been sold.

For the full year 2015, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	4.5% to 5.5%	5.0% to 6.75%
Pro forma Hotel EBITDA Margin (1)	36.0% to 37.0%	36.0% to 37.0%
Pro forma Consolidated Hotel EBITDA	$400.0M to $415.0M	$405.0M to $425.0M
Corporate Cash General & Administrative	$26.0M to $27.0M	$26.0M to $27.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 6, 2015, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 126 properties, comprised of 124 hotels with more than 20,600 rooms and two planned hotel conversions, located in 22 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes results for periods prior to ownership, includes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods, and excludes sold hotels. Pro forma Hotel EBITDA excludes the results of non-comparable hotels.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, non-cash debt extinguishment costs, and the accelerated amortization of deferred financing fees.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investment in hotel and other properties, net	$3,508,958	$3,518,803
Cash and cash equivalents	263,881	262,458
Restricted cash reserves	59,941	63,054
Hotel and other receivables, net of allowance of $170 and $166, respectively	31,802	25,691
Deferred financing costs, net	9,483	11,421
Deferred income tax asset	7,517	7,502
Purchase deposits	7,000	—
Prepaid expense and other assets	33,757	42,115
Assets of hotel properties held for sale	—	197,335
Total assets	$3,922,339	$4,128,379
Liabilities and Equity
Mortgage loans	$376,939	$532,747
Term loans	1,025,000	1,025,000
Accounts payable and other liabilities	117,383	129,388
Deferred income tax liability	7,542	7,879
Advance deposits and deferred revenue	10,854	9,984
Accrued interest	2,743	2,783
Distributions payable	46,154	42,114
Total liabilities	1,586,615	1,749,895
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 130,133,618 and 131,964,706 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1,301	1,319
Additional paid-in-capital	2,363,965	2,419,731
Accumulated other comprehensive loss	(17,128)	(13,644)
Distributions in excess of net earnings	(29,793)	(46,415)
Total shareholders’ equity	2,318,345	2,360,991
Noncontrolling interest
Noncontrolling interest in joint venture	6,077	6,295
Noncontrolling interest in Operating Partnership	11,302	11,198
Total noncontrolling interest	17,379	17,493
Total equity	2,335,724	2,378,484
Total liabilities and equity	$3,922,339	$4,128,379

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Revenue
Operating revenue
Room revenue	$262,240	$259,447	$494,799	$465,472
Food and beverage revenue	29,587	27,481	58,580	50,848
Other operating department revenue	9,425	8,119	18,278	15,100
Total revenue	$301,252	$295,047	$571,657	$531,420
Expense
Operating expense
Room expense	$55,207	$54,136	$109,293	$101,657
Food and beverage expense	20,492	18,746	41,256	35,619
Management and franchise fee expense	31,677	31,052	59,719	55,865
Other operating expense	59,228	59,837	119,809	116,213
Total property operating expense	166,604	163,771	330,077	309,354
Depreciation and amortization	37,778	35,422	74,981	68,298
Property tax, insurance and other	18,281	17,938	38,324	35,190
General and administrative	10,393	10,135	20,792	20,264
Transaction and pursuit costs	853	2,411	988	3,895
Total operating expense	233,909	229,677	465,162	437,001
Operating income	67,343	65,370	106,495	94,419
Other income	456	405	546	515
Interest income	363	962	808	1,285
Interest expense	(12,335)	(14,142)	(25,843)	(28,788)
Income from continuing operations before income tax expense	55,827	52,595	82,006	67,431
Income tax expense	(89)	(494)	(464)	(788)
Income from continuing operations	55,738	52,101	81,542	66,643
Gain (loss) on disposal of hotel properties	672	1,260	22,970	(1,297)
Net income	56,410	53,361	104,512	65,346
Net (income) loss attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	(46)	(79)	23	(45)
Noncontrolling interest in common units of Operating Partnership	(373)	(378)	(694)	(465)
Net income attributable to common shareholders	$55,991	$52,904	$103,841	$64,836
Basic per common share data
Net income per share attributable to common shareholders	$0.43	$0.42	$0.79	$0.52
Weighted-average number of common shares	130,670,629	125,260,607	130,969,957	123,510,507
Diluted per common share data
Net income per share attributable to common shareholders	$0.42	$0.42	$0.78	$0.52
Weighted-average number of common shares	131,618,693	126,475,051	131,947,932	124,696,925

Note:
The Statement of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Net income	$56,410	$53,361	$104,512	$65,346
Depreciation and amortization	37,778	35,422	74,981	68,298
(Gain) loss on disposal of hotel properties	(672)	(1,260)	(22,970)	1,297
Noncontrolling interest in consolidated joint venture	(46)	(79)	23	(45)
Adjustments related to consolidated joint venture (1)	(43)	(46)	(85)	(93)
FFO attributable to common shareholders	93,427	87,398	156,461	134,803
Transaction and pursuit costs	853	2,411	988	3,895
Amortization of share-based compensation	3,768	3,820	7,791	7,393
Loan related costs (2)	7	—	97	1,073
Adjusted FFO	$98,055	$93,629	$165,337	$147,164

Adjusted FFO per common share and unit-basic	$0.75	$0.74	$1.25	$1.18
Adjusted FFO per common share and unit-diluted	$0.74	$0.74	$1.24	$1.17

Basic weighted-average common shares and units outstanding (3)	131,565	126,155	131,864	124,405
Diluted weighted-average common shares and units outstanding (3)	132,513	127,369	132,842	125,591

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(2)  Represents debt extinguishment costs and accelerated amortization of deferred financing fees.
(3)  Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Net income	$56,410	$53,361	$104,512	$65,346
Depreciation and amortization	37,778	35,422	74,981	68,298
Interest expense, net (1)	12,327	13,502	25,824	28,140
Income tax expense	89	494	464	788
Noncontrolling interest in consolidated joint venture	(46)	(79)	23	(45)
Adjustments related to consolidated joint venture (2)	(43)	(46)	(85)	(93)
EBITDA	106,515	102,654	205,719	162,434
Transaction and pursuit costs	853	2,411	988	3,895
(Gain) loss on disposal of hotel properties	(672)	(1,260)	(22,970)	1,297
Amortization of share-based compensation	3,768	3,820	7,791	7,393
Adjusted EBITDA	110,464	107,625	191,528	175,019
General and administrative (3)	6,625	6,315	13,001	12,871
Operating results from noncontrolling interest in joint venture	89	125	62	138
Other corporate adjustments	(562)	(157)	(722)	(143)
Consolidated Hotel EBITDA	116,616	113,908	203,869	187,885
Pro forma adjustments - Income from sold properties	(145)	(8,664)	(2,363)	(14,616)
Pro forma adjustments - Income from prior ownership	—	3,015	—	11,808
Pro forma Consolidated Hotel EBITDA	116,471	108,259	201,506	185,077
Non-comparable hotels (4)	(2,715)	(1,071)	(7,268)	(2,813)
Pro forma Hotel EBITDA	$113,756	$107,188	$194,238	$182,264

Note:
(1) Interest expense is net of interest income, excluding amounts attributable to investment in loans of $0.4 million and $0.8 million for the three and six months ended June 30, 2015, respectively, and $0.3 million and $0.6 million for the three and six months ended June 30, 2014, respectively.
(2) Includes depreciation, amortization, and interest expense allocated to the noncontrolling interest in the joint venture.
(3) General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(4) Reflects the results of five non-comparable hotels that were not open for the entirety of the comparable periods: Residence Inn Atlanta Midtown/Georgia Tech, Courtyard Waikiki Beach, Hilton Cabana Miami Beach, Courtyard San Francisco Union Square, and SpringHill Suites Houston Downtown Convention Center.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of June 30, 2015
Secured Debt
Barclays Bank - 1 hotel	10	Sep 2015	Fixed	5.44%	$9,939
PNC Bank - 5 hotels	4	May 2017	Floating	2.54%	74,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (2)	4.19%	150,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (2)	4.06%	143,000
Weighted Average / Secured Total				3.85%	$376,939

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	—%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (2)(3)	3.07%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (2)	2.72%	400,000
2012 Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
2014 Seven-Year Term Loan	7	Jan 2022	Floating	—%	—
Weighted Average / Unsecured Total				3.14%	$1,025,000

Weighted Average / Total Debt				3.33%	$1,401,939

Note:
(1) Interest rates as of June 30, 2015.
(2) The floating interest rate is hedged with an interest rate swap.
(3) Includes interest rate swap on $350.0 million.

RLJ Lodging Trust
Acquisitions
 (unaudited)

Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
2015 Acquisitions (1)
No assets acquired through June 30, 2015	—	—	—	—	—	—

2014 Acquisitions (2)
Hyatt House Charlotte Center City	Charlotte, NC	Mar 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	Mar 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	Mar 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	Mar 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	Mar 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	Mar 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	Mar 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	Mar 12, 2014	Hyatt Corporation	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	Mar 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	Mar 12, 2014	Hyatt Affiliate	151	35.1	100%
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0	100%
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0	100%
Hilton Cabana Miami Beach	Miami Beach, FL	Jun 19, 2014	Highgate Hotels	231	71.7	100%
Hyatt Atlanta Midtown	Atlanta, GA	Jul 14, 2014	Interstate Hotels and Resorts	194	49.5	100%
DoubleTree Grand Key Resort (3)	Key West, FL	Sep 11, 2014	Interstate Hotels and Resorts	215	77.0	100%
Total Acquisitions				2,749	$630.7

Note:
(1) Does not include assets acquired subsequent to quarter end.
(2) Amounts are rounded for presentation purposes.
(3)  Purchase price does not include $1.3 million paid for five condominium units.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(unaudited)

For the trailing twelve months ended June 30, 2015

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$16,929
DoubleTree NYC Metropolitan	New York, NY	764	16,018
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	10,282
Hilton New York Fashion District	New York, NY	280	9,707
Hilton Garden Inn New York W 35th St	New York, NY	298	9,446
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	8,072
Courtyard Portland City Center	Portland, OR	256	7,387
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	6,797
Courtyard Waikiki Beach	Waikiki, HI	403	6,290
Hilton Cabana Miami Beach	Miami Beach, FL	231	6,277
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,275
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	6,144
DoubleTree Grand Key Resort	Key West, FL	216	5,908
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,879
Courtyard Charleston Historic District	Charleston, SC	176	5,624
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,479
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,478
Embassy Suites Boston Waltham	Waltham, MA	275	5,295
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,202
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,947
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	4,946
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	4,889
Courtyard New York Manhattan Upper East	New York, NY	226	4,825
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,782
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,662
Homewood Suites Washington DC Downtown	Washington, DC	175	4,655
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,558
Courtyard Houston By The Galleria	Houston, TX	190	4,553
Marriott Austin South	Austin, TX	211	4,378
Hyatt House Santa Clara	Santa Clara, CA	150	4,320
Embassy Suites Los Angeles Downey	Downey, CA	219	3,939
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,870
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,826
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,666
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,517
Residence Inn Houston By The Galleria	Houston, TX	146	3,507
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	3,375
Hyatt Atlanta Midtown	Atlanta, GA	194	3,337
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	3,291
Hyatt House Charlotte Center City	Charlotte, NC	163	3,291
Residence Inn Louisville Downtown	Louisville, KY	140	3,288
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,259
Hyatt Market Street The Woodlands	The Woodlands, TX	70	3,229
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,096
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,083
Hampton Inn Houston Near The Galleria	Houston, TX	176	3,057
Marriott Chicago Midway	Chicago, IL	200	2,983
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,685
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,613
Fairfield Inn & Suites Key West	Key West, FL	106	2,383
Top 50 Assets		11,637	265,299
Other (1)		8,737	128,527
Total Portfolio		20,374	$393,826
Note:
The information above includes results for periods prior to the Company's ownership. The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture.
(1)  Reflects 73 hotels, excludes two pending hotel conversions scheduled to open in the third quarter of 2015.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended June 30, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2
NYC	5	96.8%	97.4%	(0.6)%	$253.39	$265.64	(4.6)%	$245.29	$258.60	(5.1)%	12%
Chicago	15	77.0%	80.4%	(4.2)%	164.92	140.52	17.4%	127.04	112.98	12.4%	10%
Austin	13	85.5%	84.4%	1.3%	159.77	146.32	9.2%	136.55	123.47	10.6%	9%
Denver	13	81.9%	80.8%	1.3%	137.45	129.76	5.9%	112.51	104.83	7.3%	8%
Houston	9	72.8%	82.5%	(11.7)%	170.40	169.38	0.6%	124.08	139.66	(11.2)%	6%
Washington, DC	7	84.5%	84.7%	(0.2)%	195.81	183.52	6.7%	165.47	155.42	6.5%	7%
Other	58	82.5%	83.0%	(0.6)%	160.09	147.27	8.7%	132.11	122.26	8.1%	48%
Total	120	82.9%	84.0%	(1.3)%	$170.55	$160.35	6.4%	$141.34	$134.63	5.0%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2
Focused-Service	99	82.5%	84.1%	(1.8)%	$162.75	$150.10	8.4%	$134.34	$126.22	6.4%	69%
Compact Full-Service	20	84.7%	84.3%	0.5%	186.48	182.86	2.0%	158.03	154.15	2.5%	26%
Full-Service	1	74.9%	78.2%	(4.3)%	215.79	208.99	3.3%	161.56	163.44	(1.1)%	5%
Total	120	82.9%	84.0%	(1.3)%	$170.55	$160.35	6.4%	$141.34	$134.63	5.0%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2
Upper Upscale	18	81.3%	80.8%	0.6%	$177.58	$170.25	4.3%	$144.36	$137.55	4.9%	24%
Upscale	85	84.0%	85.3%	(1.5)%	170.40	160.36	6.3%	143.18	136.84	4.6%	67%
Upper Midscale	16	80.0%	81.7%	(2.1)%	157.16	143.64	9.4%	125.67	117.30	7.1%	9%
Midscale	1	64.6%	93.4%	(30.8)%	121.74	68.14	78.7%	78.70	63.67	23.6%	0%
Total	120	82.9%	84.0%	(1.3)%	$170.55	$160.35	6.4%	$141.34	$134.63	5.0%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2
Residence Inn	28	83.9%	86.5%	(3.0)%	$150.92	$140.93	7.1%	$126.55	$121.83	3.9%	15%
Courtyard	22	82.0%	82.9%	(1.1)%	173.89	161.57	7.6%	142.63	133.95	6.5%	19%
Hyatt House	11	84.2%	86.3%	(2.4)%	163.70	147.09	11.3%	137.90	126.97	8.6%	9%
Hilton Garden Inn	9	82.9%	84.2%	(1.6)%	181.39	173.04	4.8%	150.31	145.68	3.2%	9%
SpringHill Suites	8	82.4%	80.7%	2.0%	123.59	113.60	8.8%	101.78	91.71	11.0%	4%
Embassy Suites	7	83.0%	81.8%	1.5%	156.82	147.21	6.5%	130.21	120.48	8.1%	7%
Hampton Inn	7	79.4%	81.9%	(3.0)%	145.51	137.01	6.2%	115.48	112.15	3.0%	4%
Fairfield Inn & Suites	7	82.8%	82.9%	(0.1)%	170.20	152.68	11.5%	141.00	126.62	11.4%	4%
Marriott	5	76.7%	78.6%	(2.5)%	182.04	171.92	5.9%	139.62	135.18	3.3%	9%
Renaissance	3	80.5%	78.0%	3.2%	161.65	158.07	2.3%	130.16	123.27	5.6%	4%
DoubleTree	3	93.3%	95.2%	(1.9)%	230.64	237.93	(3.1)%	215.30	226.45	(4.9)%	6%
Hyatt	2	79.8%	75.2%	6.1%	208.41	193.42	7.8%	166.40	145.49	14.4%	2%
Hyatt Place	2	89.5%	90.8%	(1.5)%	159.73	135.85	17.6%	142.94	123.39	15.8%	2%
Hilton	1	99.5%	99.4%	0.1%	277.26	289.08	(4.1)%	275.87	287.40	(4.0)%	3%
Homewood Suites	1	87.7%	85.5%	2.5%	248.33	232.33	6.9%	217.81	198.73	9.6%	2%
Other	4	68.0%	75.9%	(10.3)%	155.26	120.56	28.8%	105.61	91.47	15.5%	1%
Total	120	82.9%	84.0%	(1.3)%	$170.55	$160.35	6.4%	$141.34	$134.63	5.0%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of June 30, 2015, and five non-comparable properties.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the six months ended June 30, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2YTD
NYC	5	94.2%	95.3%	(1.1)%	$213.25	$223.62	(4.6)%	$200.94	$213.14	(5.7)%	8%
Chicago	15	69.7%	72.8%	(4.1)%	148.67	130.15	14.2%	103.69	94.70	9.5%	7%
Austin	13	81.7%	83.0%	(1.6)%	167.91	156.17	7.5%	137.11	129.55	5.8%	11%
Denver	13	73.8%	75.3%	(2.0)%	134.03	126.61	5.9%	98.92	95.31	3.8%	8%
Houston	9	73.5%	77.9%	(5.6)%	169.20	165.65	2.1%	124.43	129.06	(3.6)%	6%
Washington, DC	7	77.7%	76.6%	1.5%	182.29	175.25	4.0%	141.69	134.22	5.6%	7%
Other	58	79.7%	79.6%	0.2%	161.32	148.24	8.8%	128.58	117.95	9.0%	53%
Total	120	79.0%	79.8%	(1.0)%	$165.38	$155.73	6.2%	$130.71	$124.34	5.1%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2YTD
Focused-Service	99	78.2%	79.3%	(1.4)%	$158.40	$147.10	7.7%	$123.95	$116.71	6.2%	70%
Compact Full-Service	20	82.0%	82.3%	(0.3)%	180.45	175.04	3.1%	147.92	143.99	2.7%	25%
Full-Service	1	72.4%	71.5%	1.3%	194.99	188.36	3.5%	141.17	134.58	4.9%	5%
Total	120	79.0%	79.8%	(1.0)%	$165.38	$155.73	6.2%	$130.71	$124.34	5.1%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2YTD
Upper Upscale	18	78.5%	78.0%	0.7%	$174.75	$166.31	5.1%	$137.19	$129.69	5.8%	26%
Upscale	85	79.7%	80.8%	(1.4)%	164.14	154.80	6.0%	130.84	125.11	4.6%	65%
Upper Midscale	16	76.7%	77.4%	(0.9)%	154.46	143.06	8.0%	118.54	110.74	7.0%	9%
Midscale	1	61.7%	84.4%	(26.9)%	103.80	66.73	55.6%	64.08	56.32	13.8%	0%
Total	120	79.0%	79.8%	(1.0)%	$165.38	$155.73	6.2%	$130.71	$124.34	5.1%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q2YTD
Residence Inn	28	79.4%	81.7%	(2.8)%	$149.75	$139.64	7.2%	$118.93	$114.11	4.2%	16%
Courtyard	22	77.7%	78.0%	(0.4)%	166.27	155.32	7.1%	129.22	121.16	6.7%	19%
Hyatt House	11	78.7%	81.7%	(3.6)%	162.13	146.33	10.8%	127.61	119.51	6.8%	9%
Hilton Garden Inn	9	80.5%	80.1%	0.5%	172.33	165.49	4.1%	138.71	132.52	4.7%	9%
SpringHill Suites	8	75.9%	75.6%	0.4%	123.03	115.12	6.9%	93.37	87.02	7.3%	4%
Embassy Suites	7	81.2%	80.6%	0.8%	164.28	153.76	6.8%	133.41	123.94	7.6%	8%
Hampton Inn	7	76.9%	79.5%	(3.3)%	144.82	136.26	6.3%	111.38	108.36	2.8%	4%
Fairfield Inn & Suites	7	79.2%	76.7%	3.2%	166.69	153.77	8.4%	132.01	118.01	11.9%	4%
Marriott	5	73.2%	74.4%	(1.6)%	173.18	162.58	6.5%	126.77	121.00	4.8%	10%
DoubleTree	3	90.8%	93.7%	(3.1)%	206.67	210.03	(1.6)%	187.66	196.77	(4.6)%	5%
Renaissance	3	76.4%	73.3%	4.3%	164.59	158.12	4.1%	125.80	115.89	8.5%	4%
Hyatt	2	77.5%	73.4%	5.6%	206.19	192.03	7.4%	159.75	140.95	13.3%	2%
Hyatt Place	2	85.0%	84.7%	0.3%	153.65	132.99	15.5%	130.66	112.71	15.9%	2%
Hilton	1	98.0%	99.0%	(1.0)%	233.00	243.18	(4.2)%	228.33	240.74	(5.2)%	2%
Homewood Suites	1	77.3%	72.9%	6.2%	231.62	222.70	4.0%	179.15	162.27	10.4%	1%
Other	4	64.1%	71.4%	(10.2)%	148.85	124.48	19.6%	95.40	88.83	7.4%	1%
Total	120	79.0%	79.8%	(1.0)%	$165.38	$155.73	6.2%	$130.71	$124.34	5.1%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of June 30, 2015, and five non-comparable properties.